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                                                                    EXHIBIT 24.B


                            3333 HOLDING CORPORATION

                               POWER OF ATTORNEY


         THE UNDERSIGNED hereby constitutes and appoints J. Stephen Bilheimer as the undersigned's true and lawful agent and attorney-in-fact (the "Attorney-in-Fact"), with full power and authority in the name and on behalf of the undersigned, in his capacity as a Director of 3333 Holding Corporation (the "Company"), to execute and file with the Securities and Exchange Commission the Company's Annual Report on Form 10-K for the Company's fiscal year ended March 31, 1995, together with any and all amendments thereto.

         This Power of Attorney and all authority granted and conferred hereby shall continue indefinitely and, unless waived by the Attorney-in-Fact, may not be revoked until the Attorney-in-Fact has received five days' written notice of such revocation.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 31st day of May, 1995.




                                                    /s/ David M. Sherer
                                                    David M. Sherer
                                                    Director
                                                    3333 Holding Corporation